UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2021

SKILLZ INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39243	46-2682707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 445

San Francisco, California 94104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On March 4, 2021, the board of directors (the “Board”) of Skillz Inc. (the “Company”) elected Christopher S. Gaffney to the Board, effective March 8, 2021, for a term expiring at the 2021 annual meeting of stockholders of the Company. In connection with the election of Mr. Gaffney, the Board also approved the expansion of the size of the Board to seven directors. Mr. Gaffney was named to serve on the Audit Committee of the Board.

In connection with his appointment to the Board and pursuant to the Company’s director compensation program, the Board approved the payment to Mr. Gaffney of a $40,000 annual non-employee director cash retainer and a $10,000 annual retainer for services as a member of the Audit Committee, in each case, prorated based on the effective date of his appointment. Additionally, the Board approved a grant of 5,562 annual restricted stock units for 2021 (“RSUs”), which vests after one year, and a grant of 12,928 initial RSUs, which vests in substantially equal annual installments over each of the first four years following the date of grant, in each case, subject to continued service on the Board.

There are no arrangements or understandings between Mr. Gaffney and any other persons pursuant to which he was elected as a director of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Gaffney and the Company that would be required to be reported.

RSU Awards

On March 4, 2021, the Compensation Committee of the Board approved the following grants of RSUs under the Skillz Inc. 2020 Omnibus Incentive Plan (the “Plan”): (i) 293,169 RSUs to Casey Chafkin, the Company’s Chief Revenue Officer, and (ii) 257,988 RSUs to Miriam Aguirre, the Company’s Chief Technology Officer. The grants are subject to the Company’s standard form of RSU agreement under the Plan and will vest 25% on the first anniversary of the grant date, with the remainder vesting in substantially equal quarterly installments over the next three years, generally subject to the named executive officer’s continued employment with the Company through each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

By:	/s/ Charlotte Edelman
Name:	Charlotte Edelman
Title:	VP of Legal

Date: March 9, 2021